77Q1(d)(1)
Amended and Restated Master Distribution and Individual Shareholder Services
Plan (C Class), effective as of March 1, 2010 (filed electronically as
Exhibit (m) (1) to Post-Effective Amendment No. 58 to the Registration
Statement of American Century Municipal Trust on February 8, 2010,
File No. 9-91229 and incorporated herein by reference).

77Q1(d)(2)
Amended and Restated Master Distribution and Individual Shareholder Services
Plan (A Class), effective as of March 1, 2010 (filed electronically as
Exhibit (m) (2) to Post-Effective Amendment No. 58 to the Registration
Statement of American Century Municipal Trust on February 8, 2010,
File No. 9-91229 and incorporated herein by reference).

77Q1(d)(3)
Amended and Restated Multiple Class Plan effective as of March 1, 2010
(filed electronically as Exhibit (n) to Post-Effective Amendment No. 58
to the Registration Statement of American Century Municipal Trust on
February 8, 2010, File No. 9-91229 and incorporated herein by reference).